UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)
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☐	Soliciting Material Pursuant to § 240.14a-12
Cypress Bioscience, Inc.
(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2008
PROXY STATEMENT FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE NOMINEES
INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES MEETINGS OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2
Security Ownership Of Certain Beneficial Owners And Management
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION*
SUMMARY COMPENSATION TABLE
CERTAIN TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS

CYPRESS BIOSCIENCE, INC.
4350 EXECUTIVE DRIVE, SUITE 325
SAN DIEGO, CA 92121
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2008
TO THE STOCKHOLDERS OF CYPRESS BIOSCIENCE, INC.:
     You are cordially invited to attend the Annual Meeting of Stockholders of Cypress Bioscience, Inc., a Delaware corporation (the “Company”). The meeting will be held on Monday, June 9, 2007 at 8:30 a.m. local time at our principal executive offices, 4350 Executive Drive, Suite 325, San Diego, California 92121 for the following purposes:
1.	To elect three directors to hold office until the 2011 Annual Meeting of Stockholders.

2.	To ratify the selection of Ernst & Young LLP by the Audit Committee of our Board of Directors as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2008.

3.	To conduct any other business properly brought before the meeting.
     These items of business are more fully described in the Proxy Statement accompanying this Notice.
     Our Board of Directors has fixed the close of business on April 24, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.
By Order of the Board of Directors
Denise L. Wheeler
General Counsel
San Diego, California
May 5, 2008
     You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

CYPRESS BIOSCIENCE, INC.
4350 EXECUTIVE DRIVE, SUITE 325
SAN DIEGO, CA 92121
PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS
June 9, 2008
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
          We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Cypress Bioscience, Inc., a Delaware corporation (sometimes referred to as “Cypress,” the “Company,” “we,” “us,” or “our”), is soliciting your proxy to vote at the 2008 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. The annual meeting will be held on Monday, June 9, 2008 at 8:30 a.m. local time at our principal executive offices, 4350 Executive Drive, Suite 325, San Diego, California 92121. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.
          We intend to mail this proxy statement and accompanying proxy card on or about May 5, 2008 to all stockholders of record entitled to vote at the annual meeting.
Who can vote at the annual meeting?
          Only stockholders of record at the close of business on April 24, 2008 will be entitled to vote at the annual meeting. On this record date, there were 37,536,326 shares of common stock outstanding and entitled to vote.
          Stockholder of Record: Shares Registered in Your Name
          If on April 24, 2008, your shares were registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.
          Beneficial Owner: Shares Registered in the Name of a Broker or Bank
          If on April 24, 2008, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
          There are two matters scheduled for a vote:
•	Election of three directors to hold office until the 2011 Annual Meeting of Stockholders; and

•	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

How do I vote?
          You may either vote “For” the nominees to the Board of Directors or you may “Withhold” your vote for the nominees. For the other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:
               Stockholder of Record: Shares Registered in Your Name
          If you are a stockholder of record, you may vote in person at the annual meeting, or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.
•	To vote in person, come to the annual meeting, where a ballot will be made available to you.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.
               Beneficial Owner: Shares Registered in the Name of Broker or Bank
          If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Cypress. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if your broker or bank makes telephone or Internet voting available. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
How many votes do I have?
          On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 24, 2008.
What if I return a proxy card but do not make specific choices?
          If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the nominees for director, and “For” ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
          We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one proxy card?
          If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
          Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to our Secretary at 4350 Executive Drive, Suite 325, San Diego, CA 92121.

•	You may attend the meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy.
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals due for next year’s annual meeting?
          To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by the close of business on January 5, 2009 to our Secretary at 4350 Executive Drive, Suite 325, San Diego, CA 92121. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no later than the close of business on March 11, 2009 and no earlier than February 9, 2009. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
How are votes counted?
          Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Because abstentions will be included in tabulations of the votes entitled to vote for purposes of determining whether a proposal has been approved, abstentions will have the same effect as “Against” votes. Broker non-votes, as described below, have no effect and will not be counted towards the vote total for any proposal.
What are “broker non-votes”?
          Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (“NYSE”), “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of shareholders, such as mergers or shareholder proposals.
How many votes are needed to approve each proposal?
•	For Proposal 1, the election of three directors to hold office until the 2011 Annual Meeting of Stockholders, the nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•	To be approved, Proposal No. 2, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008, must receive a “For” vote from the majority of shares present either in person or by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?
          A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 37,536,326 shares of common stock outstanding and entitled to vote. Thus the holders of 18,768,164 shares of common stock must be present in person or represented by proxy at the meeting to have a quorum.
          Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the meeting or a majority of the votes present may adjourn the meeting to another date.
How can I find out the results of the voting at the annual meeting?
          Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2008.

PROPOSAL 1
ELECTION OF DIRECTORS
     Our Board of Directors is divided into three classes, with each class having a three-year term. Vacancies on our Board of Directors may be filled only by persons elected by a majority of our remaining directors. A director elected by our Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified. Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The nominees receiving the highest number of affirmative votes will be elected.
     As of the date of this meeting, the number of directors is set at eight and our Board of Directors is presently composed of the following eight members: Roger L. Hawley, Amir Kalali, Tina S. Nova, Jon W. McGarity, Jean-Pierre Millon, Jay D. Kranzler, Perry Molinoff and Daniel H. Petree. Dr. Kalali, who was appointed as a member of our Board of Directors on June 14, 2007, and has not been previously elected by our stockholders, is up for election in the class whose term of office expires this year. Dr. Kalali was recommended to the Nominating and Corporate Governance Committee by DavenportMajor Executive Search, a third party search firm engaged by us to assist in recruiting additional members for our Board of Directors. The nominees listed below have been recommended for election to the Board by the Nominating and Corporate Governance Committee. If elected at the Annual Meeting, the nominees would serve until the 2011 Annual Meeting of Stockholders and until their successors are elected and have qualified, or until their earlier death, resignation or removal. It is our policy to invite directors and nominees for director to attend the Annual Meeting. Because our Annual Meeting of Stockholders for 2007 was not on the same day as a Board meeting, none of our directors attended the Annual Meeting of Stockholders for 2007.
     Set forth below is biographical information for the nominees for director and each person whose term of office as a director will continue after the annual meeting.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF THE NOMINEES.
NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2011 ANNUAL MEETING
Jon W. McGarity
     Jon W. McGarity, age 66, has served as a director since March 2004. Mr. McGarity is the President and Chief Executive Officer of EthiX Associates which he founded in February 1996 and is a consultancy business serving the pharmaceutical and biotechnology industries. Since February 2007, he has held the responsibilities as the President and Chief Executive Officer of INSYS Therapeutics, Inc., a privately held biopharmaceutical company with a focus on chemotherapy induced nausea and vomiting, pain management and CNS disorders. In addition he also served as the President and Chief Executive Officer of the Arizona BioIndustry Association from August 2004 until March 2007. Currently Mr. McGarity sits on the Boards of the Arizona BioIndustry Association, Arizona Technology Council, Arizona Bioscience Roadmap Steering Committee, Global Advisory Council at Thunderbird School of Global Management, Northern Arizona Technology and Business Incubator, Leadership Council for Arizona Biomedical Research, Arizona State University Technopolis and Entrepreneur Mentoring Programs and the Masters Level Computational Biosciences Degree Program at Arizona State University. Currently he is a member of the boards of directors at GenBioPro, Inc., Restorative Biosciences, Inc. (formerly Cynexus Corporation) and Apthera, Inc. (formerly Advanced Peptide Therapeutics, Inc.), private biotechnology companies based in Phoenix, Arizona. He is also a member of the board of directors for Clinical Information Network, Inc. which is focused on video promotion to improve pharmaceutical sales force productivity. Mr. McGarity co-founded and was Vice Chairman, President and Chief Operating Officer of Pharmaceutical Marketing Services, Inc., a publicly traded technology, data services and consulting business to the international pharmaceutical industry. He has functioned in his consulting business as the acting Chief Executive Officer of several biotechnology start ups as well as President and Chief Operating Officer of a preclinical drug development business. His pharmaceutical experience includes senior management positions with GlaxoSmithKline, Bristol Myers Squibb and Novartis (Sandoz Pharmaceuticals). Mr. McGarity has participated in the launch of over 40 products as well as completing numerous business development deals involving product acquisitions, licensing, co-marketing and promotional arrangements. Mr. McGarity earned a BS (Premed) at the State University of New York in Albany, and has participated in numerous executive programs at Harvard, Duke, Stanford, Wharton, Columbia, UCLA, and the University of Michigan.
Jean-Pierre Millon
     Jean-Pierre Millon, age 57, has served as a director since March 2004 and our lead director since April 2006. Mr. Millon is a Board member of the following companies, CVS/Caremark Corp., a pharmacy services company, Medical Present Value, Inc., a medical services company, Prometheus Laboratories, a specialty pharmaceutical company and Infusystems Holdings, a healthcare company involved in infusion therapy. Mr. Millon joined the CVS/Caremark Board in March 2007 as a result of the acquisition of Caremark Rx by CVS, which had previously been acquired in March 2004 by Advance PCS. He had served on the Board of Advance PCS for three years. Mr. Millon joined PCS Health Systems, Inc. in 1995, where he served as its President and Chief Executive Officer from June 1996 to September 2000. Prior to joining PCS Health Systems, Mr. Millon served as an executive and held several leadership positions with Eli Lilly and Company, the former parent company of PCS Health Systems, Inc.
Amir Kalali
     Amir Kalali, M.D., age 43, has served as a director since June 2007. Dr. Kalali is currently Vice President, Medical and Scientific Services, and Global Therapeutic Team Leader CNS, at Quintiles Inc., focusing on developing novel compounds for the treatment of disorders of the central nervous system. He is globally responsible for the medical and scientific aspects of development programs in psychiatry and neurology. He is also a Professor of Psychiatry at the University of California San Diego. He was the Founding Chairman of the Executive Committee of the International Society for CNS Drug Development (ISCDD), and currently serves as the Executive Secretary of ISCDD. Dr. Kalali received his M.D. from the University of London, United Kingdom. He completed his psychiatry training at University College and Middlesex School of Medicine, London University. Dr. Kalali has been an academic investigator in over 70 psychopharmacological clinical trials and at Quintiles has had medical and scientific responsibility for over 150 clinical trials. Dr. Kalali regularly presents at national and international scientific meetings, and lectures frequently on psychopharmacological and drug development topics. Dr. Kalali is the Editor of the journal Psychiatry, and is on the editorial board of several other journals. He has published widely in journals such as the Archives of General Psychiatry, The American Journal of Psychiatry, and the British Journal of Psychiatry. Dr. Kalali is an active member of the Scientific Advisory Boards of many pharmaceutical companies and sits on the Board of Directors of the Neuroscience Education Institute and Tikvah Therapeutics. In 2005 and 2006 PharmaVOICE magazine named Dr. Kalali as one its 100 most inspiring leaders in the life sciences.
DIRECTORS CONTINUING IN OFFICE UNTIL THE 2009 ANNUAL MEETING
Jay D. Kranzler
     Jay D. Kranzler, M.D., Ph.D., age 50, was appointed as our Chief Executive Officer and Vice-Chairman in December 1995. In April 1998, Dr. Kranzler was appointed as Chairman of our Board of Directors. From January 1989 until August 1995, Dr. Kranzler served as President, Chief Executive Officer and a director of Cytel Corporation, a publicly held biotechnology company. Dr. Kranzler is currently a lecturer at The Rady School of Business of the University of California-San Diego, where he serves as Executive in Residence. Before joining Cytel, from 1985 to January 1989, Dr. Kranzler was employed by McKinsey & Company, a management-consulting firm, as a consultant specializing in the pharmaceutical industry.
Perry Molinoff
     Perry Molinoff, M.D., Ph.D., age 67, has served as a director since September 2004. Dr. Molinoff is a neuropharmacologist with an M.D. from Harvard. He holds a faculty position in the Department of Pharmacology and was the A.N. Richards Professor of Pharmacology at the University of Pennsylvania and from November 2003 to July 2006 was the Vice Provost for Research at the University of Pennsylvania. He is also an Adjunct Professor of Physiology and Neuroscience at the Medical University of South Carolina, Charleston, SC. In addition to his faculty appointments, from January 1995 until March 2001, Dr. Molinoff was the Vice President — Neuroscience and Genitourinary Drug Discovery at Bristol-Myers Squibb Pharmaceutical Research Institute, where he was responsible for implementing and directing the Institute’s research efforts in multiple therapeutic areas. From September 2001 until November 2003, Dr. Molinoff served as Executive Vice President of Research and Development at Palatin Technologies, where he was responsible for all basic, preclinical and clinical research. Dr. Molinoff has been a member of the Board of Directors of Palatin Technologies since November 2001. He is a member of multiple editorial advisory boards for scientific and educational journals and has authored or edited 6 books including Basic Neurochemistry and Goodman and Gilman’s text, The Pharmacological Basis of Therapeutics, as well as over 225 manuscripts.
Daniel H. Petree
     Daniel H. Petree, age 52, has served as a director since June 2004. Mr. Petree is a founder and member of P2 Partners, LLC, a boutique investment bank specializing in life sciences companies, which he co-founded in 2000. From 1998 to 1999, Mr. Petree was the President and Chief Operating Officer of Axys Pharmaceuticals, a structure-based drug design company based in South San Francisco. From 1993 to 1998, he also held successive positions at Axys (and its predecessor, Arris Pharmaceuticals) as Executive Vice President of Business Development and Chief Financial Officer. From 1992 to 1993, Mr. Petree was Vice President of Business Development at TSI Corporation, a clinical research organization in Worcester, MA. Mr. Petree’s operating management experience was preceded by five years in investment banking at Montgomery Securities. He also practiced as a corporate and securities lawyer with Heller, Ehrman, White & McAuliffe in Palo Alto, CA.
DIRECTORS CONTINUING IN OFFICE UNTIL THE 2010 ANNUAL MEETING
Roger L. Hawley
     Roger L. Hawley, age 55, has served as a director since April 2007. Since February 2006, Mr. Hawley has served as chief executive officer and a director of Zogenix, Inc., a privately-held specialty pharmaceutical company. From 2003 until January 2006, Mr. Hawley served as executive vice president, commercial and technical operations of InterMune, Inc, a publicly-held biopharmaceutical company. From 2002 to 2003, Mr. Hawley served as chief commercial officer at Prometheus Laboratories, Inc., a specialty pharmaceutical company. From 2001 to 2002, Mr. Hawley served as vice president/general manager of sales and marketing at Elan Pharmaceuticals, Inc., a publicly-held biopharmaceutical company. From 1987 to 2001, Mr. Hawley held various management positions in corporate finance, sales, and marketing at GlaxoSmithKline, Inc. Prior to joining GlaxoSmithKline, Mr. Hawley spent 12 years in financial management with Marathon Oil Company. Mr. Hawley also serves as a director of Targeted Genetics Corporation, a publicly-traded clinical-stage biotechnology company, and Alios BioPharma Inc., a privately-held biotechnology company. Mr. Hawley holds a B.S. in accounting from Eastern Illinois University.
Tina S. Nova
     Tina S. Nova, Ph.D., age 54, has served as a director since April 2007. Dr. Nova is a co-founder of Genoptix, Inc., a provider of personalized medicine services, and has served as its President and Chief Executive Officer and as a member of its board of directors since March 2000. Dr. Nova was a co-founder of Nanogen, Inc., a provider of molecular diagnostic tests, where she served as Chief Operating Officer and President from 1994 to January 2000. From 1992 to 1994, Dr. Nova served as Chief Operating Officer of Selective Genetics, a targeted therapy, biotechnology company. From 1988 to 1992, Dr. Nova held various director-level positions with Ligand Pharmaceuticals Incorporated, a drug discovery and development company, most recently serving as Executive Director of New Leads Discovery. Dr. Nova has also held various research and management positions with Hybritech, Inc., a former subsidiary of Eli Lilly & Company, a pharmaceutical company. Dr. Nova is the life science sector representative to the Independent Citizen’s Oversight Committee overseeing the implementation of the California stem cell initiative, Proposition 71. Dr. Nova also serves on the board of directors of Arena Pharmaceuticals, Inc., a publicly traded clinical-stage biopharmaceutical company. Dr. Nova holds a B.S. in Biological Sciences from the University of California, Irvine and a Ph.D. in Biochemistry from the University of California, Riverside.

INDEPENDENCE OF THE BOARD OF DIRECTORS
     As required under The NASDAQ Stock Market, LLC (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board of Directors consults with our legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.
     Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Cypress, its senior management and its independent registered public accounting firm, the Board of Directors affirmatively has determined that all of our existing directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Dr. Kranzler, our Chief Executive Officer. Dr. Gary Tollefson, a former Board member who resigned from the Board of Directors in February of 2007, was also not considered independent because of his position as the CEO of Orexigen Therapeutics, Inc., which he accepted in April 2005. We entered into an agreement with Orexigen in January 2005 with respect to the in-license of certain patents. Under this agreement we have paid Orexigen an aggregate of $1.5 million. Due to potential conflicts of interest related to his role as the Chief Executive Officer of Orexigen Therapeutics, Inc. Dr. Tollefson resigned from our Board of Directors and agreed to serve as a consultant to us. Dr. Tollefson’s consulting agreement expired under its terms in February 2008. Samuel D. Anderson and Jack H. Vaughn, each served on our Board of Directors until June 2007 and each was an independent director within the meaning of the applicable Nasdaq listing standards.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES MEETINGS OF THE BOARD OF DIRECTORS
     The Board of Directors met nine times either in person or by conference call during the last fiscal year. All directors attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were directors or committee members, respectively, except that Gary Tollefson, who resigned from the Board on February 8, 2007, missed one New Products Committee meeting and thus attended 50% of the aggregate of the meetings of the Board and committees on which he served during 2007 and Tina Nova, who was appointed as a director on April 26, 2007, missed two meetings of the Board and thus attended 66% of the aggregate meetings of the Board and committees on which she served during 2007.
     As required under applicable Nasdaq listing standards, in fiscal 2007 our independent directors met four times in regularly scheduled executive sessions at which only independent directors were present. Persons interested in communicating with the independent directors with their concerns may address correspondence to a particular director, or to the independent directors generally, in care of Cypress Bioscience, Inc. at 4350 Executive Drive, Suite 325, San Diego, California 92121. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
     During the year 2007, the Board of Directors had five committees: an Audit Committee, a Compensation Committee, a Non-Executive Officer Stock Option Committee, a Nominating and Corporate Governance Committee and a New Products Committee. The following table provides membership and meeting information for each of the Board committees, other than the New Products Committee:

Nominating and
			Non-Executive Officer		Corporate
			Stock Option	Compensation	Governance
Name	Audit Committee		Committee	Committee	Committee
Jay D. Kranzler			X
Roger Hawley	X
Amir Kalali (1)				X
Jon W. McGarity				X
Jean-Pierre Millon	X				X *
Perry B. Molinoff					X
Tina Nova				X	X
Daniel Petree	X	*		X *
Total meetings in fiscal 2007 (2)	5		3	3	2

*	Committee Chairperson

(1)	Dr. Kalali was appointed to the Board on June 14, 2007.

(2)	Includes actions taken by written consent.
     The New Products Committee is comprised of Mr. McGarity (chairman), Mr. Millon, Mr. Hawley, Dr. Kalali and Dr. Molinoff. The New Products Committee met on three occasions and also held various informal meetings, during the year 2007.
     Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to Cypress.
AUDIT COMMITTEE
     The Audit Committee of the Board of Directors was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding accounting or auditing matters; and meets to review our annual audited and quarterly financial statements with management and the independent registered public accounting firm, including reviewing the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Mr. Petree (Chairman), Mr. Millon and Mr. Hawley currently comprise the Audit Committee. The Audit Committee met as a full Committee five times during the 2007 fiscal year.

     The Board of Directors annually reviews the definition of independence for Audit Committee members under the Nasdaq listing standards and has determined that all members of our Audit Committee are independent (as independence for audit committee members is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board of Directors has determined that Mr. Petree qualifies as an “audit committee financial expert,” as defined in applicable rules of the Securities and Exchange Commission (the “SEC”). The Board of Directors made a qualitative assessment of Mr. Petree’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*
     The following is the report of our Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2007.
     The purpose of the Audit Committee is to assist the Board in its general oversight of our financial reporting, internal controls and audit functions. The Amended and Restated Charter of the Audit Committee, which was amended in May 2005, describes in greater detail the full responsibilities of the Audit Committee and can be found on our website at www.cypressbio.com. The Audit Committee is comprised solely of independent directors as defined by the listing standards of Nasdaq.
     The Audit Committee has reviewed and discussed the financial statements with management and Ernst & Young LLP, our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of our financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Ernst & Young LLP is responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting.
     The Committee has reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC, as well as the individual reports of Ernst & Young LLP, Independent Registered Public Accounting Firm, included in the Company’s Annual Report on Form 10-K related to its audit of the financial statements and the effectiveness of internal control over financial reporting.
     Our Audit Committee has reviewed and discussed our audited financial statements for the fiscal year 2007 with management and Ernst & Young LLP, our independent registered public accounting firm. Our Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our financial statements. Our Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, which relates to the auditor’s independence from us and our related entities, and has discussed with Ernst & Young LLP their independence from us.
     Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.
Audit Committee
Daniel Petree (chairman)
Jean-Pierre Millon
Roger L. Hawley
April 21, 2008

*	This report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the “Securities Act") or the Securities Exchange Act of 1934, as amended (the “Exchange Act"), whether before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION COMMITTEE
     The Compensation Committee of the Board of Directors is responsible for establishing and administering our executive compensation arrangements. Our Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our Chief Executive Officer; reviews and approves the compensation and other terms of employment of our other executive officers; and administers our stock option plans and bonus plans. For a complete description of the process and procedures for consideration and determination of director and executive officer compensation, please see the Section titled “Compensation Discussion and Analysis” below.
     Four directors currently comprise the Compensation Committee: Mr. Petree (Chairman), Dr. Kalali, Mr. McGarity, and Dr. Nova. Dr. Nova was appointed to the Compensation Committee in April 2007 and Dr. Kalali was appointed in June 2007. All members of the Compensation Committee are independent (as independence for directors is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). Mr. Anderson and Mr. Vaughn, each of whom resigned effective immediately prior to the annual stockholder meeting held in June 2007, served on the Compensation Committee until his respective resignation and each was independent (as currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee met three times as a full Committee during the 2007 fiscal year. The Compensation Committee has adopted a written Compensation Committee Charter, which was amended in October 2005 and can be found on our website at www.cypressbio.com.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     There were no interlocks or other relationships with other entities among our executive officers and directors that are required to be disclosed under applicable SEC regulations relating to compensation committee interlocks and insider participation.
NON-EXECUTIVE OFFICER STOCK OPTION COMMITTEE
     We also have a Non-Executive Officer Stock Option Committee that may award stock options to employees who are not officers, subject to certain limitations on the number of options granted. The Non-Executive Officer Stock Option Committee is comprised of one director, Dr. Kranzler. Dr. Kranzler is not an independent director as currently defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Non-Executive Officer Stock Option Committee acted by written consent five times during the 2007 fiscal year.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
     The Nominating and Corporate Governance Committee of our Board of Directors was formed in July 2003 as the Nominating Committee. In April 2005, the role of the committee was further expanded to cover corporate governance matters and was re-named the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee of the Board of Directors is responsible for (i) overseeing all aspects of the Company’s corporate governance functions on behalf of the Board; (ii) making recommendations to the Board of Directors regarding corporate governance issues; (iii) identifying, reviewing and evaluating candidates to serve as directors of the Company consistent with criteria approved by the Board of Directors and reviewing and evaluating incumbent directors; (iv) serving as a focal point for communication between such candidates, non-committee directors and our management; (v) recommending to the Board of Directors for selection of candidates to the Board to serve as nominees for director for the annual meeting of stockholders; and (vi) making other recommendations to the Board of Directors regarding affairs relating to the directors of the Company, including director compensation. Three directors currently comprise the Nominating and Corporate Governance Committee: Mr. Millon (Chairman), Dr. Molinoff and Dr. Nova. In his role as Chairman of the Nominating and Corporate Governance Committee, Mr. Millon serves as lead director to interface on behalf of the other outside directors with management on strategic and other issues and to perform other activities determined by our Board of Directors. All current members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). Mr. Anderson and Mr. Vaughn, each of whom resigned effective immediately prior to the annual stockholder meeting held in June 2007, served on the Nominating and Corporate Governance Committee until his respective resignation and each was independent (as currently defined in Rule

4200(a)(15) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met as a full Committee two times during the 2007 fiscal year. The Nominating and Corporate Governance Committee has adopted a written charter, which was amended in April 2005 and can be found on our website at www.cypressbio.com.
     The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including having the highest personal integrity and ethics, possessing relevant background and expertise upon which to be able to offer advice and guidance to management and having sufficient time to devote to our affairs. All directors should also rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of Cypress and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee may consider attributes such as diversity, age, skills, business experience and such other factors as it deems appropriate, given the current needs of Cypress and our Board, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to Cypress during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects nominee(s) for recommendation to the Board by majority vote. To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from any stockholder or stockholders holding more than 5% of our voting stock.
     The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to our Secretary at the following address: 4350 Executive Drive, Suite 325, San Diego, CA 92121 no later than the close of business on March 11, 2009 and no earlier than February 09, 2009. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
NEW PRODUCTS COMMITTEE
     The New Products Committee reviews and evaluates any in-licensing and acquisition candidates. Five directors currently comprise the New Products Committee: Mr. McGarity (Chairman), Mr. Hawley, Dr. Kalali, Mr. Millon and Dr. Molinoff. The New Products Committee met on three occasions during the year 2007.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
     Stockholders wishing to communicate with the Board or an individual director may send a written communication to the Board or such director c/o Cypress Bioscience, Inc., 4350 Executive Drive, Suite 350, San Diego, California 92121, Attn: Secretary. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent, and the number of shares that are owned beneficially by such stockholder as of the date of the communication. Each communication will be reviewed by the Company’s Secretary to determine whether it is appropriate for presentation to the Board or such director. Communications determined by the Secretary to be appropriate for presentation to the Board or such director will be submitted to the

Board or such director on a periodic basis. A copy of our Stockholder Communications Policy is posted on our website at www.cypressbio.com.
CODE OF ETHICS
     We have adopted the Cypress Bioscience, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. A copy of our Code of Business Conduct and Ethics is posted on our website at www.cypressbio.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.
CORPORATE GOVERNANCE GUIDELINES
     In December 2005, the Board of Directors documented the governance practices we follow by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines were adopted by the Board to, among other things, reflect changes to the Nasdaq listing standards and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at www.cypressbio.com.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee of our Board of Directors has selected Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm for the fiscal year ending December 31, 2008 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by our stockholders at the annual meeting. E&Y has audited our financial statements since the fiscal year ended December 31, 1994. Representatives of E&Y are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
     Neither our bylaws nor our other governing documents or law require stockholder ratification of the selection of E&Y as our independent registered public accounting firm. However, the Audit Committee of our Board is submitting the selection of E&Y to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of our Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of our Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.
     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of E&Y. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
     In connection with the audit of the 2007 financial statements, the Company entered into an engagement agreement with E&Y which sets forth the terms by which E&Y will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages. The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2006 and December 31, 2007, by E&Y.

	Fiscal Year Ended
	2007	2006
Audit Fees (1)	$274,560	$202,500
Audit-related Fees (2)	$67,500	—
Tax Fees (3)	$23,200	23,200
All Other Fees (4)	—	—

Total Fees	$365,260	$225,700

(1)	Audit Fees consist of fees for professional services rendered for audit of the Company’s annual financial statements and review of the interim financial statements included in quarterly reports, review of procedures related to the adoption of FAS 123R in 2006 and services that are normally provided by Ernst & Young LLP in connection with regulatory filings. In 2006 and 2007, Audit Fees also include fees for professional services rendered for audits of the effectiveness of internal control over financial reporting and consultations.

(2)	Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” There were no Audit-Related Fees for 2006 and in 2007, the fees were related to the audit work performed in connection with our secondary offering of securities and review of Form S-8 filings.

(3)	Tax Fees consist of fees for professional services rendered for assistance with federal and state tax compliance and tax planning. All of the fees in 2006 and 2007 were related to tax compliance.

(4)	All Other Fees consist of fees for services other than the services reported above. There were no Other Fees in 2006 or 2007.
All fees described above were approved by the Audit Committee.
     During the fiscal year ended December 31, 2007, none of the total hours expended on our financial audit by E&Y was provided by persons other than E&Y’s full-time employees.
PRE-APPROVAL POLICIES AND PROCEDURES
     The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, E&Y. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
     The Audit Committee has determined that the rendering of the services, other than audit services by E&Y, is compatible with maintaining the principal accountant’s independence. E&Y’s report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles.
     E&Y and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

Security Ownership Of
Certain Beneficial Owners And Management
     The following table sets forth certain information regarding the ownership of our common stock as of January 15, 2008 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all of our executive officers and directors as a group and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
Royce & Associates, LLC (2) 1414 Avenue of the Americas New York, NY 10019	2,940,300	7.86%

Goldman Sachs & Co. (3) 85 Broad Street New York, NY 10004	1,973,264	5.27%

Wellington Management Co. LLP (4) 75 State Street Boston, MA 02109	2,633,900	7.04%

Great Point Partners, LLC (5) 165 Mason Street, 3rd Floor Greenwich, CT 06830	2,105,300	5.63%

Black Horse Capital Management LLC (6) 338 S. Sharon Amity Road, #202 Charlotte, NC 28211	2,043,872	5.46%

BVF Partners L.P. (7) 900 North Michigan Avenue, Suite 1100 Chicago, IL 60611	1,901,284	5.08%

Jay D. Kranzler (8)	1,992,366	5.08%
R. Michael Gendreau (9)	193,805
Sabrina Martucci Johnson (10)	135,868	*
Srinivas Rao (11)	134,946	*
Denise Wheeler (12)	156,539	*
Michael Walsh (13)	-0-	*
Roger Hawley (14)	41,004	*
Amir Kalali (15)	26,708	*
Jon W. McGarity (16)	73,599	*
Jean-Pierre Millon (17)	73,599	*
Perry Molinoff (18)	73,599	*
Tina Nova (19)	31,730	*
Daniel H. Petree (20)	73,599	*
All executive officers and directors as a group (13 persons) (21)	3,007,322	7.5%

*	Less than one percent of the outstanding shares of our common stock.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 37,423,584 shares outstanding on January 15, 2008, adjusted as required by rules promulgated by the SEC. The address of each executive officer or director is the same as our address: 4350 Executive Drive, Suite 325, San Diego, CA 92121.

(2)	The number of shares beneficially owned represents shares of our common stock held in accounts managed by Royce & Associates, LLC for which the accounts have the right to receive or the power to direct the receipt of dividends paid on such shares and the right to receive or power to direct the receipt of proceeds from the sale of such shares. One such account, Royce Value Plus Fund held 2,234,200 shares of our stock on the date of filing of the applicable Form 13G from which this information was derived.

(3)	The number of shares beneficially owned represents 2,883,082 shares of our common stock beneficially owned by Goldman, Sachs & Co., a wholly owned subsidiary of Goldman Sachs Group, Inc. Goldman Sachs Group, Inc. and Goldman Sachs & Co. disclaim beneficial ownership of the securities held by their clients and by certain applicable investment entities.

(4)	The number of shares beneficially owned represents 2,666,400 shares of our common stock beneficially owned by Wellington Management Company LLP, in its capacity as investment advisor, on behalf of other persons known to have the rights to receive and to direct the receipt of dividends for such shares, and the rights to receive and to direct the receipt of proceeds from the sale of such shares.

(5)	The number of shares beneficially owned represents 1,306,674 shares of our common stock held by Biomedical Value Fund, L.P., for which Great Point Partners, LLC (“Great Point”) is the investment manager. Dr. Jeffrey R. Jay and Mr. David Kroin serve as the senior managing member and special managing member, respectively, of Great Point. The number of shares beneficially owned also represents 1,023,326 shares of our common stock owned by Biomedical Offshore Value Fund, Ltd. (“GP Offshore”), for which Great Point serves as the investment manager. Great Point, Dr. Jay and Mr. Kroin each holds voting and investment power with respect to our shares described above, however, each of them disclaims beneficial ownership except to the extent of each of their pecuniary interests in such shares.

(6)	The number of shares beneficially owned represents (i) 1,238,151 shares held by Black Horse Capital LP and 484,361 shares held by Black Horse Capital (QP) LP, each of which funds are managed by and share voting and dispositive power with Black Horse Capital Management LLC (“BH Management”) and such shares may be deemed beneficially owned by BH Management and (ii) 321,360 shares held by Black Horse Capital Offshore Ltd., which fund is managed by and shares voting and dispositive power with Black Horse Capital Advisors LLC (“BH Advisors”) and such shares may be deemed beneficially owned by BH Advisors. Each of BH Management and BH Advisors are managed by Dale Chappell and Brian Sheehy. Messrs. Chappell and Sheehy have shared voting and dispositive power over, and may each be deemed the beneficial owner of, all of the above listed shares of our common stock.

(7)	The number of shares beneficially owned represents 432,184 shares held by Biotechnology Value Fund, L.P. (“Value”), 290,400 shares held by Biotechnology Value Fund II, L.P. (“Value II”), 1,134,300 shares held by BVF Investments, L.L.C. (“BVF”) and 124,700 shares held by Investment 10, L.L.C. (“Investment 10”). BVF Partners L.P. and BVF Inc. share dispositive and voting power over the shares of our common stock that are beneficially owned by Value, Value II, BVF and Investment 10 and have beneficial ownership of all such shares. BVF Partners L.P. acts as investment manager of the shares.

(8)	Includes 1,819,826 shares of our common stock issuable pursuant to options exercisable within 60 days of January 15, 2008. Also includes 75,173 shares of our common stock held by our 401(k) plan for which Dr. Kranzler, as trustee of the 401(k) plan, has voting rights to such shares and 96,742 shares of our common stock held by the Kranzler Living Trust, for which Dr. Kranzler is a trustee.

(9)	Includes 94,560 shares of our common stock issuable pursuant to options exercisable within 60 days of January 15, 2008 by Dr. Gendreau.

(10)	Includes 134,968 shares of our common stock issuable pursuant to options exercisable within 60 days of January 15, 2008 by Mrs. Johnson.

(11)	Represents 134,946 shares of our common stock issuable pursuant to options exercisable within 60 days of January 15, 2008 by Dr. Rao.

(12)	Represents 156,539 shares of our common stock issuable pursuant to options exercisable within 60 days of January 15, 2008 by Mrs. Wheeler.

(13)	Represents -0- shares of our common stock issuable pursuant to options exercisable within 60 days of January 15, 2008 by Mr. Walsh.

(14)	Represents 31,004 shares of our common stock issuable pursuant to options exercisable within 60 days of January 15, 2008 by Mr. Hawley.

(15)	Represents 26,708 shares of our common stock issuable pursuant to options exercisable within 60 days of January 15, 2008 by Dr. Kalali.

(16)	Represents 73,599 shares of our common stock issuable pursuant to options exercisable within 60 days of January 15, 2008 by Mr. McGarity.

(17)	Represents 73,599 shares of our common stock issuable pursuant to options exercisable within 60 days of January 15, 2008 by Mr. Millon.

(18)	Represents 73,599 shares of our common stock issuable pursuant to options exercisable within 60 days of January 15, 2008 by Mr. Molinoff.

(19)	Represents 31,004 shares of our common stock issuable pursuant to options exercisable within 60 days of January 15, 2008 by Dr. Nova.

(20)	Represents 73,599 shares of our common stock issuable pursuant to options exercisable within 60 days of January 15, 2008 by Mr. Petree.

(21)	Number of shares beneficially owned includes 2,723,911 shares of our common stock issuable pursuant to options exercisable within 60 days of January 15, 2008 by our directors and executive officers as a group.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
     To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except one late Form 4 filing for Dr. Amir Kalali, which was filed one day late and was in connection with his initial option grant that occurred upon his appointment to our Board of Directors.

EXECUTIVE OFFICERS
     Our executive officers are as follows:

NAME	AGE	POSITION
Jay D. Kranzler, M.D., Ph.D.	50	Chief Executive Officer and Chairman of the Board of Directors
Sabrina Martucci Johnson	42	Chief Financial Officer, Executive Vice President and Chief Operating Officer
R. Michael Gendreau, M.D., Ph.D.	52	Vice President of Clinical Development and Chief Medical Officer
Denise Wheeler	38	General Counsel
Srinivas G. Rao	39	Chief Scientific Officer, Director of Science and Technology
Michael Walsh	48	Executive Vice President, Chief Commercial Officer
Jay D. Kranzler
     Jay D. Kranzler was appointed as our Chief Executive Officer and Vice-Chairman in December 1995. In April 1998, Dr. Kranzler was appointed as Chairman of the Board. From January 1989 until August 1995, Dr. Kranzler served as President, Chief Executive Officer and a director of Cytel Corporation, a publicly held biotechnology company. Dr. Kranzler is currently a lecturer at The Rady School of Business of the University of California-San Diego, where he serves as Executive in Residence. Before joining Cytel, from 1985 to January 1989, Dr. Kranzler was employed by McKinsey & Company, a management-consulting firm, as a consultant specializing in the pharmaceutical industry. Dr. Kranzler has an M.D. with a concentration in psychiatry and a Ph.D. in pharmacology from Yale University. He graduated summa cum laude from Yeshiva University.
Sabrina Martucci Johnson
     Sabrina Martucci Johnson was appointed as our Chief Financial Officer, Executive Vice President and Chief Operating Officer in January 2008. Prior to this appointment, she was appointed as interim Chief Financial Officer in February 2002 and in April 2002, she was appointed as our Vice President and Chief Financial Officer. In April 2005, she was promoted to Senior Vice President. In February 2006, she was promoted to Executive Vice President and Chief Business Officer. Mrs. Johnson served as our Vice President of Marketing from March 2001 to April 2002. Mrs. Johnson joined us in August of 1998 and held various positions from 1998 through 2000, including Product Director, Executive Director of Marketing and Sales, and Vice President of Marketing and Sales. From 1993 to 1998, Mrs. Johnson held marketing and sales positions with Advanced Tissue Sciences and Clonetics. Mrs. Johnson began her career in the biotechnology industry in 1990 as a research scientist with Baxter Healthcare, Hyland Division. Mrs. Johnson has an MBA from the American Graduate School of International Management (Thunderbird), a MSc. in Biochemical Engineering from the University of London and a BSc. in biomedical engineering from Tulane University. Mrs. Johnson serves on the Board of Advisors of the School of Engineering, Tulane University, and on the Audit Committee of Project Concern International.
R. Michael Gendreau
     R. Michael Gendreau was appointed as our Vice President of Research and Development and Chief Medical Officer in December 1996 and is currently serving as the Vice President of Clinical Development and Chief Medical Officer. Dr. Gendreau joined us in 1994 and held various positions from 1994 through 1996, including Executive Director of Scientific Affairs. From 1991 to 1994, Dr. Gendreau was Vice President of Research and Development and Chief Medical Officer for MicroProbe Corporation, a developer and manufacturer of DNA probe-based diagnostic equipment. Dr. Gendreau has a B.S. in chemistry from Ohio University and an M.D./Ph.D. in medicine and pharmacology from the Ohio State University.

Srinivas G. Rao
     Dr. Rao joined Cypress us as an employee in January 2001 as our Director of Science and Technology and was appointed our Chief Scientific Officer in August 2001. Prior to his appointment in January 2001, Dr. Rao worked in a variety of areas for us, including scientific assessment of potential in-licensing compounds, business development, preclinical study design, design and execution of Cypress’ genomics program, and development of Cypress’ intellectual property program for milnacipran. Prior to joining Cypress, Dr. Rao worked as a free-lance medical electronics consultant while completing his combined M.D. and Ph.D. program at Yale Medical School. His Ph.D. research focused upon central nervous system neuropharmacology and took place in the laboratory of Dr. Patricia Goldman-Rakic, a world-renowned expert in working memory and pre-frontal function. Upon completion of the M.D. degree, Dr. Rao completed an internship in Internal Medicine at Yale-New Haven Hospital. Dr. Rao holds both an M.S. and B.S. from Yale University in Electrical Engineering.
Denise Wheeler
     Denise Wheeler was appointed as our General Counsel in July 2007. Prior to her service as General Counsel, Mrs. Wheeler was appointed as our Vice President of Business and Legal Affairs and Corporate Secretary in February 2004 and in August 2006, assumed a part time role as our Vice President of Legal Affairs, Corporate Secretary. Prior to joining us, from September 1997 until January 2004, Mrs. Wheeler worked as a corporate attorney at the law firm of Cooley Godward LLP. Mrs. Wheeler has a B.A. from Old Dominion University and a J.D. from the University of San Diego, School of Law.
Michael J. Walsh
     Michael J. Walsh was appointed as our Executive Vice President and Chief Commercial Officer in March 2008. Prior to joining us, Mr. Walsh founded Proprius Pharmaceuticals, Inc., or Proprius, in 2005 and served as its President and Chief Executive Officer until Proprius merged with us in March 2008. Prior to establishing Proprius, Mr. Walsh was a founder and Executive Chairman at Prometheus Laboratories, Inc. from 1995 to 2005. Prior to founding Prometheus Laboratories, Inc., Mr. Walsh was with Quidel Corporation in various senior executive roles, including Director of Worldwide Marketing and Business Development, and Director of European Operations. Prior to Quidel he was Manager of Therapeutic Operations at La Jolla Pharmaceutical Company. Mr. Walsh serves on the Board of Directors of Kanisa Pharmaceuticals, Inc., and as Chairman of the Board of Oculir, Inc. Mr. Walsh has a Bachelor of Science degree from the University of Notre Dame and an M.B.A. from Pepperdine University.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
          This Compensation Discussion and Analysis, or CD&A, provides an overview of our executive compensation program along with a description of the material factors underlying the decisions which resulted in the compensation provided to our Chief Executive Officer and our other named executive officers for 2007.
Executive Compensation Philosophy and Objectives
          We believe that a competitive, goal-oriented compensation policy is critically important to the creation of value for stockholders. To that end, we have created an incentive compensation program intended to reward outstanding individual performance. The goals of the compensation program are to align compensation with business objectives and performance to enable us to attract and retain the highest quality executive officers and other key employees, reward them for our progress and motivate them to enhance long-term stockholder value. Our compensation program is intended to implement the following principles:
•	Compensation should be related to the value created for stockholders;

•	Compensation programs should support our short-term and long-term strategic goals and our objectives;

•	Compensation programs should reflect and promote our values and reward individuals for outstanding contributions to our success; and

•	Short-term and long-term compensation programs play a critical role in attracting and retaining well-qualified executives.
          While compensation opportunities are based in part upon individual contribution, the actual amounts earned by executives in variable compensation programs are also based upon how we perform as a company. The executive compensation for the Chief Executive Officer and all other executives is comprised of three components, each of which is intended to serve our compensation principles.
Role of Our Compensation Committee
          Our Compensation Committee of the Board of Directors is responsible for establishing and administering our executive compensation arrangements. Our Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our Chief Executive Officer; reviews and approves the compensation and other terms of employment of our other executive officers; and administers our stock option plans and bonus plans. Our Compensation Committee is appointed by our Board of Directors, and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. Four directors currently comprise the Compensation Committee: Mr. Petree (Chairman), Mr. McGarity, Dr. Kalali and Dr. Nova.
          Our Compensation Committee reviews and makes recommendations to our Board to ensure that our executive compensation and benefit program is consistent with our compensation philosophy and corporate governance guidelines and, subject to the approval of our Board, is responsible for establishing the executive compensation packages offered to our named executive officers. Our executives’ base salary, target annual bonus levels and target annual long-term incentive award values are set at competitive levels.
          Our Compensation Committee has taken the following steps to ensure that our executive compensation and benefit program is consistent with both our compensation philosophy and our corporate governance guidelines:
•	maintained a practice of reviewing the performance and determining the total compensation earned, paid or awarded to our Chief Executive Officer independent of input from him;

•	reviewed on an annual basis the compensation for executives at similar companies that are located in San Diego, as well as those located across the United States (as covered in a compensation survey of the San Diego biotechnology industry, such as the information provided by the Biotech Education Development Coalition, or in industry-wide surveys, such as those provided by the BioWorld Executive Compensation Report);

•	reviewed on an annual basis the performance of our other named executive officers and other key employees with assistance from our Chief Executive Officer, and determined what we believe to be appropriate total compensation based on competitive levels as measured against our peer group; and

•	maintained the practice of holding executive sessions without management present at Compensation Committee meetings.
2007 Executive Compensation Program
Components of our Compensation Program.
          Our compensation program consists of three components:
•	base salary;

•	annual cash bonuses; and

•	long term incentives.
          We also adopted a Severance Benefits Plan under which we provide post-employment severance payments and benefits in the event of termination under certain circumstances. The terms of the Severance Benefits Plan are described under the Section titled “Severance Benefit Plan.” The Committee believes that the Severance Benefits Plan provides an incentive to the named executive officers to remain with Cypress and serves to align the interests of the named executive officers and stockholders in the event of a potential acquisition of Cypress.
Base Salaries
          The Committee believes that salaries should be reasonable and similar to that of companies in our industry. Base salary is targeted at the competitive median for similar companies in the biotechnology industry. For the purpose of establishing these levels, the Compensation Committee compares our compensation structure on an annual basis with similar companies that are located in San Diego, as well as those located across the United States (as covered in a compensation survey of the San Diego biotechnology industry, such as the information provided by the Biotech Education Development Coalition, or in industry-wide surveys, such as those provided by the BioWorld Executive Compensation Report).
          Based upon its review of industry data, the Compensation Committee determined that the base salaries of the Chief Executive Officer and all other named executive officers were appropriate and necessary to attract and retain individuals of such high caliber within the biotechnology industry. The Compensation Committee reviews the salaries of the Chief Executive Officer and other executive officers each year, and such salaries may be increased based upon (i) the individual’s performance and contribution, (ii) the Company’s performance, (iii) availability of capital, and (iv) increases in median competitive pay levels. Generally, executive salaries are adjusted effective January 1 of each year.
Annual Incentive Bonus Program
          On October 27, 2006, our Compensation Committee approved a Bonus Plan, or the 2007 Bonus Plan, for the officers of the Company for the year 2007 and on January 25, 2008 our Compensation Committee approved a Bonus Plan for fiscal 2008, or the 2008 Bonus Plan. Each of the 2007 Bonus Plan and 2008 Bonus Plan was adopted to provide an outcome-based annual cash incentive to the officers of the Company. Payments under the 2007 Bonus Plan and 2008 Bonus Plan, if any, are contingent upon the Company’s achievement of certain corporate objectives and the relevant officers’ continued employment with us on the date of payment, as outlined in further detail under the Section titled “Employment, Bonus And Severance Agreements.” Awards paid to our named executive officers under the Bonus Plan for 2007 are set forth in the Summary Compensation Table below.
Long-term Compensation
     Long-term incentive compensation is provided through grants of options to purchase shares of our common stock to the Chief Executive Officer, other named executive officers and other employees. The stock options are intended to retain and motivate all employees to improve our long-term performance, and are common practice in our industry. Executives and other employees receive value from these grants only if our common stock appreciates over the long-term. Additionally, stock options provide a means of ensuring the retention of key executives, inasmuch as they are in almost all cases subject to vesting over an extended period of time. The Compensation Committee believes the amount and value of such grants are based upon levels similar to other companies in the biotechnology industry. All stock options are granted with an exercise price equal to prevailing market value. The stock options generally vest in increments over a period of four years.
     In general, stock options are granted each January based on a formula, and are subject to vesting based on the executive’s continued employment. Along these lines, we authorized the grant of options on the first business day in 2007 to purchase common stock to each of our officers, including Dr. Kranzler. This is done to ensure that the exercise price of our options will not be influenced by non-public information.
     Ultimately, awards to senior executives are driven by their sustained performance over time, their ability to impact our results that drive stockholder value, their organization level, their potential to take on roles of increasing responsibility in Cypress, and competitive equity award levels for similar positions and organization levels in our peer companies.
Stock Ownership/Retention Guidelines.
     We do not require our named executive officers to maintain a minimum ownership interest in Cypress; however, we do issue stock options to our named executive officers.
Other Compensation and Perquisite Benefits.
     In addition to the principal categories of compensation described above, we provide our named executive officers with coverage under our health and welfare benefit plans, including medical, dental, vision, disability and life insurance. We also sponsor a 401(k) Plan. Our 401(k) Plan is a tax-qualified retirement savings plan pursuant to which all employees, including the named executive officers, are able to contribute up to the limit prescribed by the Internal Revenue Code on a before-tax basis. We match 100% of the employee’s contributions semi-annually on the last day of each of June and December in Cypress stock which is valued as of the contribution date. All contributions made by the participant vest immediately and the matching contribution of Cypress stock (i) becomes fully vested six months after the contribution date for employees with less than five years of employment with us and (ii) becomes fully vested immediately upon the contribution date for employees with five years or more of employment with us.
     These benefits are designed to retain the services of our employees and we believe they are appropriate given our overall compensation package. Our Chief Executive Officer has also negotiated additional benefits, which are outlined in his employment agreement and are described under the heading “Employment, Bonus And Severance Agreements.”
Compensation of the Chief Executive Officer
     We meet each year to evaluate the performance of the Chief Executive Officer, the results of which are used to determine his compensation. Dr. Kranzler’s base salary for 2007 was set at $550,583.

     In connection with our annual option grants to all employees, we granted an option to purchase 516,137 shares of common stock at an exercise price of $7.75 per share to Dr. Kranzler on January 2, 2007. These options vest over four years and were granted to ensure the retention of the services of Dr. Kranzler.
Employment Agreements
     We have entered into employment agreements with our Chief Executive Officer, our General Counsel and our Executive Vice President and Chief Commercial Officer. These agreements are described in more detail elsewhere in the proxy, including the Section titled “Employment, Bonus and Severance Agreements.” These agreements provide for severance compensation to be paid if the executives are terminated under certain conditions, such as a change in control of the Company or a termination without cause by us, each as is defined in the agreements.
Severance Benefit Plan
     In June 2004, we adopted the Cypress Bioscience, Inc. Severance Benefit Plan, or the severance plan, to provide severance benefits to certain eligible officers and our outside directors. Severance benefits under the severance plan are awarded on a sliding scale based on the number of years of continuous service an eligible individual has completed with us as of the date of service termination. Dr. Kranzler, Dr. Gendreau, Mrs. Johnson, Mrs. Wheeler, Dr. Rao and all of our outside directors (other than Dr. Kalali, who became a director in June 2007) are currently eligible to receive severance benefits under the severance plan. To receive severance benefits, an individual must (i) experience a covered termination, (ii) have provided service to us for at least one year on the date of such termination and (iii) execute a general waiver and release of claims. The severance plan supplements and provides benefits in addition to all other employment agreements, policies or practices previously maintained by Cypress. Covered terminations for officers include a termination without cause or a resignation for good reason. Covered terminations for outside directors include selected board service terminations. All severance benefits provided to officers under the severance plan include a cash payment ranging from three to twelve months of base salary, health benefit continuation coverage ranging from three to twelve months and accelerated vesting of options and restricted stock ranging from 25% to 100% of an individual’s unvested shares on the date of service termination. Officers receive the maximum severance benefits with respect to cash severance and health benefits on a covered termination in connection with a change in control of Cypress. Severance benefits provided to outside directors include only accelerated vesting of options and restricted stock ranging from 25% to 100% of an individual’s unvested shares on the date of service termination.
Tax and Accounting Implications
     Payments made during 2007 to our executives under the various programs discussed above were made with regard to the provisions of Section 162(m) of the Internal Revenue Code. Section 162(m) of the Code limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The definition of performance-based compensation includes compensation deemed paid on the exercise of certain stock options. The exercised stock options must have an exercise price equal to the fair market value of the option shares on the grate date to qualify as performance-based compensation. Our 2000 Equity Incentive Plan is intended to ensure that the exercise of such stock options will qualify as performance-based compensation. Through December 31, 2007, this provision has not affected our tax deductions. The Committee intends to continue to evaluate the effects of the statute and any applicable regulations and to comply with Internal Revenue Code Section 162(m) in the future to the extent consistent with the best interests of Cypress.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION*
     Four directors comprise the Compensation Committee: Mr. Petree (Chairman), Dr. Kalali, Mr. McGarity and Dr. Nova. The Compensation Committee is responsible for establishing and administering our executive compensation arrangements. The Compensation Committee of our Board of Directors has reviewed and discussed the foregoing Compensation Discussion and Analysis, which is required by Item 402(b) of Regulation S-K, with management. Based on our review and discussions with management, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

*	The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Members of the Compensation Committee
Daniel H. Petree (Chair)
Amir Kalali
Jon W. McGarity
Tina Nova
COMPENSATION OF DIRECTORS
     Each of our directors may receive stock option grants under the 2000 Equity Incentive Plan, as amended. Our Compensation Committee adopted resolutions providing for quarterly payments of $7,500 to each of our non-employee directors for such person’s service as a director, which includes participation by such person in the quarterly scheduled Board meetings. Our Board of Directors has also approved: (1) the payment of an annual retainer of $5,000 to each of our non-employee directors for such person’s service on a committee of the Board; (2) the payment of an additional $5,000 to any non-employee director who serves as chair of a committee of the Board other than the Audit Committee; and (3) the payment of an additional $10,000 to any non-employee director who serves as chair of the Audit Committee of the Board.
     A member of the Board will receive payment for attendance at any special meetings of either the Board or a Committee of the Board. Compensation for attendance as a Board member at special meetings of the Board or of Committees of the Board is set at $1,000 per such meeting or telephone meeting lasting more than 1 hour and up to one-half of one day in duration, and $2,000 per such meeting or telephone meeting lasting more than one-half of one day in duration. Board members who travel to attend special meetings as Board members shall also be compensated in an amount equal to $500 for travel time of up to one-half of one day and $1,000 for travel time of more than one-half of one day. Special meetings are defined as Board meetings or Committee meetings periodically scheduled between standard quarterly Board and Committee meetings. In addition, such special meeting must be called by the Chairman of the Board, the Chief Financial Officer or Chairman of the Committee, must be designated in advance as a special meeting in order to qualify for the special meeting compensation and such meeting must be in addition to the one additional meeting per quarter included as part of the Board quarterly compensation.
     In addition to the compensation listed above, the Board of Directors approved the payment of an annual retainer to the lead director of $15,000. The Board of Directors previously created the position of lead director and appointed Jean-Pierre Millon to fill such role.

     During the fiscal year ended December 31, 2007, each of our non-employee directors who were members of our Board during such period received cash compensation and option grants for his or her service as a director and/or member of a committee of the Board as follows:

		Special
	Board	Committee	Option
Name	Service	Service(1)	Awards(2)	Total
Samuel D. Anderson (3)	$8,000	$13,000	$66,531	$87,531
Roger Hawley	$12,000	$4,500	$126,177	$142,677
Amir Kalali	$8,000	$4,000	$165,489	$177,489
Jon McGarity	$16,000	$16,000	$66,531	$98,531
Jean Pierre Millon	$16,000	$22,000	$66,531	$104,531
Perry Molinoff	$16,000	$7,750	$66,531	$90,281
Tina Nova	$4,000	$5,500	$126,177	$135,677
Daniel H. Petree	$16,000	$18,667	$66,531	$101,198
Gary Tollefson (4)	$4,000	$3,000	$106,241	$113,241
Jack H. Vaughn (3)	$8,000	$10,000	$66,531	$84,531

(1)	Includes amounts paid for special meetings outside the quarterly meeting and meetings that included only the chairman of various committees.

(2)	Reflects compensation expense for financial reporting purposes under SFAS 123R for the year ended December 31, 2007.

(3)	Mr. Anderson and Mr. Vaughn did not stand for re-election to the Board in 2007 and they no longer serve on our Board.

(4)	Dr. Tollefson resigned from the Board in February 2007.
          Directors who are also our employees do not receive any fee for their service as directors. All of our directors are reimbursed for their out-of-pocket travel and accommodation expenses incurred in connection with their service as our directors.
The table below shows the aggregate numbers of stock awards and option awards outstanding for each non-employee director as of December 31, 2007.

Name	Number of Options
Roger Hawley(1)	32,000
Amir Kalali (2)	32,000
Jon McGarity	71,000
Jean Pierre Millon	71,000
Perry Molinoff	71,000
Tina Nova(1)	32,000
Daniel Petree	71,000

(1)	Mr. Hawley and Dr. Nova were appointed as members of the Board on April 26, 2007.

(2)	Dr. Kalali was appointed as a member of the Board on June 14, 2007.
          Our Board of Directors has adopted resolutions providing for (1) an automatic yearly option grant for each non-employee director of 18,000 shares of our common stock and (2) an initial grant of an option to purchase 32,000 shares of our common stock to each non-employee director upon his or her initial election or appointment to the Board. The options granted to directors vest daily and ratably over one year. In January 2008, Mr. Hawley, Dr. Kalali, Mr. McGarity, Mr. Millon, Dr. Molinoff, Dr. Nova and Mr. Petree each received an automatic yearly option to purchase 18,000 shares of our common stock for his or her respective service on our Board. On April 26, 2007, Mr. Hawley and Dr. Nova each received an option to purchase 32,000 shares of our common stock in connection with their appointment to the Board and on June 14, 2007, Dr. Kalali received an option to purchase 32,000 shares of our common stock in connection with his appointment to the Board.
     Upon a change in control of Cypress, which includes the sale of all or substantially all of our assets, specified types of mergers, or other corporate reorganizations, all options to purchase our common stock held by our directors and officers will immediately vest.
     In May 2004, our Board of Directors adopted the Cypress Bioscience, Inc. Severance Benefit Plan, or the severance plan, to provide severance benefits to certain eligible officers and our outside directors. Severance benefits under the severance plan are awarded on a sliding scale based on the number of years of continuous service an eligible individual has completed with us as of the date of service termination. All of our current outside directors (other than Dr. Kalali who became a director on June 14, 2007) are currently eligible to receive severance benefits under the severance plan. To receive severance benefits, an individual must (i) experience a covered termination, (ii) have provided service to us for at least one year on the date of such termination and (iii) execute a general waiver and release of claims. The severance plan supplements and provides benefits in addition to all other employment agreements, policies or practices previously maintained by Cypress. Severance benefits provided to outside directors include only accelerated vesting of options and restricted stock ranging from 25% to 100% of an individual’s unvested shares on the date of service termination.

COMPENSATION OF EXECUTIVE OFFICERS
Summary of Compensation
     The following table shows for the fiscal years ended December 31, 2007 and 2006, compensation awarded or paid to, or earned by, our Principal Executive Officer, Principal Financial Officer and our three other most highly compensated executive officers, for whom salary and bonus for services rendered to us was in excess of $100,000, referred as the named executive officers:
SUMMARY COMPENSATION TABLE

						All Other
					Stock Option	Compensation
Name and Principal Position	Year	Base Salary ($)		Bonus($)	Awards($)(1)	($)		Total ($)

Jay D. Kranzler Chief Executive Officer and	2006	$529,406		—	$2,443,948	$41,939	(2)	$3,015,293
Chairman of the Board	2007	$550,583		$458,837	$2,290,957	$37,439	(3)	$3,337,816

R. Michael Gendreau Vice President, Development	2006	$286,275		—	$253,802	$15,000	(4)	$555,077
and Chief Medical Officer	2007	$297,727		$93,040	$238,924	$15,500	(5)	$645,191

Sabrina Martucci Johnson Chief Operating Officer, Chief Financial Officer and	2006	$247,818		—	$264,195	$15,000	(6)	$527,013
Executive Vice President	2007	$260,000		113,750	$270,476	$15,500	(7)	$659,726

Srinivas Rao Chief Scientific Officer and Director of Science and	2006	$202,995		$—	$203,210	$15,000		$421,205
Technology	2007	$211,116		$65,974	$180,227	$15,500	(8)	$472,817

Denise Wheeler	2006	$193,400		—	$340,962	$15,000	(10)	$549,362
General Counsel	2007	$156,357	(9)	$48,862	$361,739	$15,500	(11)	$582,458

(1)	These amounts reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2007 in accordance with FAS 123(R) for awards pursuant to our 2000 Equity Incentive Plan. Assumptions used in the calculation of this amount for years ended December 31, 2005, 2006 and 2007 are included in footnote 3 to our audited financial statements for the year ended December 31, 2007 in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008. In addition, in January 2008, the Compensation Committee granted the following options awards: for Dr. Kranzler, options to purchase 397,549 shares of common stock; for Dr. Gendreau, options to purchase 36,669 shares of common stock; for Mrs. Johnson, options to purchase 75,000 shares of common stock; for Dr. Rao, options to purchase 50,000 shares of common stock; and for Mrs. Wheeler, options to purchase 47,723 shares of common stock. Each of these options has an exercise price of $11.03 per share. These options vest ratably and daily over four years and expire ten years from the date of grant.

(2)	Includes $16,939 paid by us on behalf of Dr. Kranzler for life insurance and disability insurance premiums during 2006, $15,000 in contributions made by us on behalf of Dr. Kranzler under our 401(k) plan during 2006 and $10,000 paid for estate planning for the years 2005 and 2006.

(3)	Includes $15,500 in contributions made by us on behalf of Dr. Kranzler under our 401(k) plan during 2006, $16,939 paid by us on behalf of Dr. Kranzler for life insurance and disability insurance premiums and $5,000 paid for estate planning for 2007 (which amount was paid in 2008).

(4)	Represents $15,000 in contributions made by us on behalf of Dr. Gendreau under our 401(k) plan during 2006.

(5)	Represents $15,500 in contributions made by us on behalf of Dr. Gendreau under our 401(k) plan during 2007.

(6)	Represents $15,000 in contributions made by us on behalf of Mrs. Johnson under our 401(k) plan during 2006.

(7)	Represents $15,500 in contributions made by us on behalf of Mrs. Johnson under our 401(k) plan during 2007.

(8)	Represents $15,500 in contributions made by us on behalf of Dr. Rao under our 401(k) plan during 2007.

(9)	Mrs. Wheeler was out during a portion of the year on maternity leave with unpaid leave. In addition, in August 2006, Mrs. Wheeler assumed part time status.

(10)	Represents $15,000 in contributions made by us on behalf of Mrs. Wheeler under our 401(k) plan during 2006.

(11)	Represents $15,500 in contributions made by us on behalf of Mrs. Wheeler under our 401(k) plan during 2007.
Stock Option Grants
     We grant options to our executive officers under our 2000 Equity Incentive Plan, or the 2000 Plan. As of December 31, 2007, options to purchase a total of 48,969 shares were outstanding under our 1996 Equity Incentive Plan, or the 1996 Plan, which has expired so there are no new options being granted under this plan. As of December 31, 2007, options to purchase a total of 4,279,186 shares were outstanding under the 2000 Plan and options to purchase 3,568,221 shares remained available for grant under the 2000 Plan. The number of shares available for issuance under the 2000 Plan is calculated such that the total number of shares reserved for issuance under both the 1996 Plan and the 2000 Plan, in the aggregate, is increased quarterly so that the number equals 21.1% of the number of shares of our common stock issued and outstanding.
     The following table sets forth certain information regarding options granted to the named executive officers during the fiscal year ended December 31, 2007:

			All Other
			Option
			Awards:
			Number of		Closing
			Securities	Exercise or	Price on	Grant Date Fair
		Approval	Underlying	Base Price	Grant	Value of Option
Name	Grant date(1)	date	Options(2)	of Options	Date(3)	Awards(4)
Jay D. Kranzler	01/02/2007	10/26/2006	516,137	$7.75	$7.75	$2,776,507
R. Michael Gendreau	01/02/2007	10/26/2006	49,633	$7.75	$7.75	$266,996
Sabrina Martucci Johnson	01/02/2007	10/26/2006	56,140	$7.75	$7.75	$302,000
Srinivas Rao	01/02/2007	10/26/2006	41,805	$7.75	$7.75	$224,886
Denise Wheeler	01/02/2007	10/26/2006	46,060	$7.75	$7.75	$247,775

(1)	All option grants were made in connection with our annual officer grants, which are typically approved by the Compensation Committee in the fall and awarded on the first business day of each year.

(2)	The options vest ratably and daily over a four-year period beginning on the date of grant.

(3)	This represents the closing price on December 29, 2006, the most recent trading day prior to the date of grant; our stock was not traded on the date of grant.

(4)	Reflects the grant date fair value of the stock options as calculated in accordance with SFAS 123R using a Black Scholes option valuation model. Assumptions used in the calculation of this amount are included in footnote 4 to our audited financial statements for the year ended December 31, 2007 in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008 regarding weighted-average assumptions underlying valuation of equity awards.
Outstanding Equity Awards
     The following table provides information concerning the number and value of unexercised options held by the named executive officers at December 31, 2007.

	Number of Shares	Number of Shares
	Underlying	Underlying
	Unexercised	Unexercised
	Options -	Options -	Option Exercise	Option
Name	Exercisable	Unexercisable	Price	Expiration Date
Jay Kranzler	281,691	—	$3.25	04/29/12
	342,365	—	$2.51	03/27/13
	500,000	—	$4.53	08/11/13
	332,184	127,400	$13.30	02/08/15
	249,322	125,260	$5.78	01/02/16
	128,239	387,898	$7.75	01/02/17
Sabrina Johnson	1,760	—	$1.41	03/20/11
	20,000	—	$3.10	01/27/12
	17,305	—	$3.25	04/29/12
	27,023	10,365	$13.30	02/08/15
	25,003	14,997	$5.78	01/02/16
	24,261	48,799	$6.06	02/01/16
	13,948	42,192	$7.75	01/02/17
Michael Gendreau	1,803	—	$2.51	03/27/13
	44,868	17,208	$13.30	02/08/15
	26,624	13,376	$5.78	01/02/16
	12,331	37,302	$7.75	01/02/17
Denise Wheeler	97,604	2,396	$11.80	02/04/14
	18,069	6,931	$13.30	02/08/15
	19,968	10,032	$5.78	01/02/16
	11,444	34,616	$7.75	01/02/17
Srinivas Rao	7,500	—	$4.75	01/01/11
	28,949	—	$3.25	04/29/12
	29,071	—	$5.36	07/29/13
	24,653	9,456	$13.30	02/08/15
	26,624	13,376	$5.78	01/02/16
	10,386	31,419	$7.75	01/02/17

Option Exercises
The following table provides information concerning option exercises by the named executive officers during the year ended December 31, 2007.

	Number of Shares	Value Realized
Name	Acquired on Exercise	on Exercise
Jay Kranzler	—	$—
Michael Gendreau	1,419	$7,428
Michael Gendreau	97,424 (1)	529,077 (1)
Sabrina Johnson	85,000	822,182
Denise Wheeler	—	—
Srinivas Rao	37,376	$429,840

(1)	Stock swap whereby 33,985 shares of common stock of Cypress were surrendered to exercise 14,066 options of our common stock at $2.60 per share, 50,863 options of our common stock at $3.25 per share and 32,495 options of our common stock at $2.51 per share.
Equity Compensation Plan Information
          The following table summarizes the securities authorized for issuance under our equity compensation plans as of December 31, 2007:

Number of Shares
Remaining Available for
	Number of Shares to be	Weighted Average	Future Issuance Under
	Issued Upon Exercise of	Exercise Price of	Equity Compensation
	Outstanding Options	Outstanding Options	Plans (2)
Equity compensation plans approved by stockholders (1)	4,328,155	$7.91	3,568,221
Equity compensation plans not approved by stockholders	—	—	—

(1)	Includes our 1996 Equity Incentive Plan and our 2000 Equity Incentive Plan.

(2)	In February 2001, our shareholders approved a provision to amend the 2000 Equity Incentive Plan, whereby the total number of shares reserved for issuance under the 2000 Equity Incentive Plan and the 1996 Equity Incentive Plan, in the aggregate, are increased quarterly such that the number equals 21.1% of the number of shares of our common stock issued and outstanding as of the end of that day.

POTENTIAL PAYMENTS UPON A CHANGE IN CONTROL
     The table below reflects the amount of compensation to each of the named executive officers pursuant to each executive’s employment agreement, or in the absence of such an agreement, our Severance Benefit Plan, in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer upon termination without cause or for good reason and upon termination following a change of control is shown below. The amounts shown assume that such termination was effective as of December 31, 2007, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from Cypress.

				Life /
	Base		Healthcare	disability	Accrued	Parachute
Name	salary(1)	Options(2)	benefits(3)	insurance	vacation	payment	Total
Jay Kranzler	$825,874	$4,870,162	$28,992	$33,878	$63,526	$250,000 (4)	$6,072,433
R. Michael Gendreau	$297,727	$516,137	$18,392	$—	$33,875	$—	$866,131
Sabrina Johnson	$260,000	$884,632	$16,089	$—	—	$—	$1,160,721
Srinivas Rao	$211,116	$412,470	$15,729	$—	$11,316	$—	$650,631
Denise Wheeler (5)	$156,537	$410,372	$15,656	$—	$7,399	$—	$589,784

(1)	For Dr. Kranzler, the amount reflects 18 months of base salary, for all the other named executive officers, the amount reflects 12 months of base salary.

(2)	We valued stock options using the closing price of our common stock on the NASDAQ Global Market on December 31, 2007, which was $11.03 per share, utilizing the same assumptions that we utilize under SFAS 123R for our financial reporting.

(3)	For Dr. Kranzler, the amount reflects 2 years of healthcare benefits, for all the other named executive officers, the amount reflects 12 months of healthcare benefits.

(4)	Under Dr. Kranzler’s employment agreement, we pay an amount equal to any excise taxes payable by him with respect to such event and we assumed the entire payment would be required.

(5)	Mrs. Wheeler is part time and her payments reflect such status.
          In addition, upon a change in control of Cypress, which includes the sale of all or substantially all of our assets, specified types of mergers, or other corporate reorganizations, all options to purchase our common stock held by our directors and officers will immediately vest.
EMPLOYMENT, BONUS AND SEVERANCE AGREEMENTS
Employment Agreements
     In August 2003, we entered into an amended and restated employment agreement with Jay D. Kranzler, M.D., Ph.D., our Chairman of the Board of Directors and Chief Executive Officer, which superseded the employment agreement entered into with him in December 1995. On January 26, 2007, we amended Dr. Kranzler’s employment agreement to provide that agreement would automatically renew for one year periods unless notice is provided by either party. The amended and restated agreement provides for an annual base salary, which may be adjusted periodically in the sole discretion of the Board of Directors. As of April 1, 2008, Dr. Kranzler’s current salary is set at $550,583. In addition to his base salary, Dr. Kranzler is eligible for (i) a special cash bonus of $500,000, payable in a lump sum, upon the announcement of a strategic transaction for the development and commercialization of milnacipran approved by the Board of Directors (such bonus was paid on January 15, 2004), and (ii) an annual bonus equal to an amount up to 66 2 / 3 % of his base salary within ninety days after the end of each fiscal year. The annual bonus amount, if any, shall be based on Dr. Kranzler’s performance as evaluated by the Board of Directors in its sole discretion. Pursuant to the amended and restated agreement, Dr. Kranzler was also granted an option to purchase 500,000 shares of common stock under the 2000 Equity Incentive Plan. In addition, we are required to provide Dr. Kranzler with $2 million of life insurance coverage. The amended and restated agreement is terminable by Dr. Kranzler at any time upon 30 days’ prior written notice. In the event that Dr. Kranzler is terminated without cause or Dr. Kranzler terminates his employment for good reason (as set forth in the agreement), Dr. Kranzler is entitled to severance payments equal to eighteen months of his base salary, with twelve months of the base salary payable in a lump sum within ten days following the termination date, and the remaining six months of base salary payable ratably over the six months following the termination date; provided that the entire eighteen months of base salary is payable in a lump sum if the termination occurs following a change in control. In addition, in the event that Dr. Kranzler is terminated without cause or terminates his employment for good reason, Dr. Kranzler will also be entitled to (i) accelerated vesting of all of his outstanding stock options, and (ii) continued coverage under group life, health, accident, disability and hospitalization insurance at the levels in effect for Dr. Kranzler at the termination date for a period of two years. In the event that Dr. Kranzler dies, we are required to pay Dr. Kranzler’s legal representatives payments equal to twelve months of his base salary reduced by any amounts paid or to be paid by the insurance coverage that we provide for the benefit of Dr. Kranzler, including life insurance. In the event that Dr. Kranzler becomes disabled (as set forth in the agreement) and we elect to terminate his employment, Dr. Kranzler is entitled to receive his base salary until disability insurance payments commence, subject to maximum payments by us equal to twelve months of his base salary. In addition, all of Dr. Kranzler’s outstanding options will immediately vest upon his death or disability. In the event that any amounts paid to Dr. Kranzler constitute excess parachute payments under Section 280G of the Internal Revenue Code of 1986 (the “Code”), we will pay to Dr. Kranzler an amount equal to any excise taxes payable by him with respect to such payments, up to a total of $250,000.
     In February 2004, we entered into an employment agreement with Denise Wheeler, our General Counsel. The initial term of the agreement expired in February 2006, subject to automatic renewal for one year periods following February 2006. Pursuant to the agreement, Mrs. Wheeler’s base salary is currently set at $164,175 per year, which reflects her 62% time status. The agreement is terminable by Mrs. Wheeler at any time upon 30 days’ prior written notice. In addition, in the event that Mrs. Wheeler is terminated without cause, or Mrs. Wheeler terminates her employment for good reason (as set forth in the agreement), Mrs. Wheeler is entitled to a severance payment equal to an amount that may range from six months of her base salary to twelve months of her base salary depending on her date of termination, payable in a lump sum. In addition, if Mrs. Wheeler is terminated without cause or terminates her employment for good reason, Mrs. Wheeler will also be entitled to (i) up to 12 months’ accelerated vesting of her outstanding stock options, in each case depending on her date of termination, and (ii) continued coverage under group health insurance at the levels in effect for Mrs. Wheeler at the termination date for a period of 12 months. If Mrs. Wheeler is terminated without cause within one month before or within 13 months after a change in control, she is entitled to (i) severance payments equal to twelve months of her base salary, payable in a lump sum, (ii) accelerated vesting of all of her outstanding stock options and (iii) continued coverage under group health insurance at the levels in effect for Mrs. Wheeler at the termination date for a period of 12 months.
     On February 23, 2008, we entered into an employment agreement with Michael J. Walsh, our Executive Vice President and Chief Commercial Officer, which became effective on March 4, 2008 when we completed the acquisition of Proprius. Pursuant to his employment agreement with us, Mr. Walsh shall receive an annual base salary of $300,000 and shall be eligible for an annual bonus of up to 35% of his annual base salary per year. In addition, pursuant to the employment agreement, on the effective date of the employment agreement, we granted to Mr. Walsh an option to purchase 400,000 shares of our common stock at an exercise price equal to the closing price of such stock on the business day immediately preceding the effective date of the grant. Mr. Walsh’s employment agreement additionally provides that upon a termination of Mr. Walsh’s employment without cause or if Mr. Walsh terminates his employment with good reason, or in certain circumstances if Mr. Walsh is terminated following a change in control of Cypress, Mr. Walsh shall be entitled to the benefits outlined in the employment agreement, including a continuation of his base salary for a six-month severance period and payment of COBRA premiums for a twelve month period following termination. Mr. Walsh will also be eligible for participation in our Severance Benefit Plan (he will met the eligibility requirements on his first year anniversary with us), and in the event of a qualifying termination of his employment for which he is eligible for benefits under the Severance Benefit Plan, Mr. Walsh will receive the benefit which is greater under either his employment agreement or the Severance Benefit Plan as to each category of benefits to which he is entitled.

Severance Benefit Plan
     In June 2004, we adopted the Cypress Bioscience, Inc. Severance Benefit Plan, or the severance plan, to provide severance benefits to certain eligible officers and our outside directors. Severance benefits under the severance plan are awarded on a sliding scale based on the number of years of continuous service an eligible individual has completed with us as of the date of service termination. Dr. Kranzler, Dr. Gendreau, Mrs. Johnson, Mrs. Wheeler, Dr. Rao, and all of our current outside directors (other than Dr. Kalali who became a director on June 14, 2007) are currently eligible to receive severance benefits under the severance plan. To receive severance benefits, an individual must (i) experience a covered termination, (ii) have provided service to us for at least one year on the date of such termination and (iii) execute a general waiver and release of claims. The severance plan supplements and provides benefits in addition to all other employment agreements, policies or practices previously maintained by Cypress. Covered terminations for officers include a termination without cause or a resignation for good reason. Covered terminations for outside directors include selected board service terminations. All severance benefits provided to officers under the severance plan include a cash payment ranging from three to twelve months of base salary, health benefit continuation coverage ranging from three to twelve months and accelerated vesting of options and restricted stock ranging from 25% to 100% of an individual’s unvested shares on the date of service termination. Officers receive the maximum severance benefits on a covered termination in connection with a change in control of Cypress. Severance benefits provided to outside directors include only accelerated vesting of options and restricted stock ranging from 25% to 100% of an individual’s unvested shares on the date of service termination.
Bonus Plans
2006 Bonus Plan
     On February 17, 2006, our Compensation Committee adopted a Bonus Plan for our officers to provide our officers an outcome-based annual cash incentive. Pursuant to the Bonus Plan, our officers were eligible to receive cash bonuses up to between 25% to 66 2/3% of base salary, depending on the applicable participant’s position, for the year ending December 31, 2006. The bonuses were contingent upon our achievement of certain corporate goals related to new product opportunities and an increase in stockholder value. No payments were made to any of the eligible participants under the 2006 Bonus Plan because all the corporate goals that had been established by the Compensation Committee were not achieved.
2007 Bonus Plan
     On October 27, 2006, our Compensation Committee approved a Bonus Plan for our officers for the year 2007, referred to as the 2007 Bonus Plan. The 2007 Bonus Plan was adopted to provide an outcome-based annual cash incentive to our officers. Payments under the 2007 Bonus Plan were contingent upon Cypress’ achievement of certain corporate objectives described below, and the relevant officers’ continued employment with us on the date of payment.
     The 2007 Bonus Plan included a “primary” 2007 corporate objective, which was achievement of statistical significance in the results for the on-going second Phase III clinical trial evaluating milnacipran for Fibromyalgia Syndrome, as evidenced by a top-line data announcement of such results to the public (the “Milnacipran Objective"). Bonuses payable for achievement of the Milnacipran Objective would equal 100% of the Target Bonus amounts defined below.
     The 2007 Bonus Plan also included two “annual” 2007 corporate objectives: (i) completion of a major corporate event as determined by the Committee, such as an in-license or product acquisition, referred to as the Major Event Objective and (ii) an increase in stockholder value, defined as an average 50% or greater increase in Cypress’ stock price from the December 31, 2006 closing price for any 20 consecutive trading days and on December 31, 2007, referred to as the Shareholder Value Objective. Bonuses payable for achievement of the Major Event Objective would equal 70% of the Target Bonus. Bonuses payable for achievement of the Shareholder Value Objective would equal 30% of the Target Bonus.
     Achievement of, and payment for, each of the foregoing objectives were considered independently. However, even in the event that more than one objective is achieved, the aggregate bonuses payable would not be greater than

125% of the Target Bonus. The “Target Bonus” for each of our officers covered under the 2007 Bonus Plan were as follows, with any such bonus calculated based on annual base salaries as of the earlier of the achievement of the relevant objective or December 31, 2007:

Officer	Target Bonus
Jay D. Kranzler	66 2/3% x annual base salary
Sabrina Martucci Johnson	35% x annual base salary
R. Michael Gendreau	25% x annual base salary
Srinivas Rao	25% x annual base salary
Denise Wheeler	25% x annual base salary (prorated to reflect part-time status)
          On January 25, 2008, our Board of Directors reviewed whether we had achieved the Shareholder Value Objective. The Board determined that, although the Shareholder Value Objective had not technically been achieved, our performance during 2007 with respect to the Shareholder Value Objective merited payment of the applicable bonus equal to 30% of the Target Bonus for each of our officers as follows:

Officer	Bonus Amount Paid for Shareholder Value Objective
Jay D. Kranzler	$91,782.15
Sabrina Martucci Johnson	$22,750.06
R. Michael Gendreau	$18,607.92
Srinivas Rao	$13,194.72
Denise Wheeler	$9,772.34
2008 Bonus Plan
          On January 25, 2008, our Compensation Committee approved the 2008 Bonus Plan for our officers for the year 2008. The 2008 Bonus Plan was adopted to provide an outcome-based annual cash incentive to our officers. Payments under the 2008 Bonus Plan, if any, are contingent upon Cypress’ achievement of certain corporate objectives described below, and the relevant officers’ continued employment with us on the date of payment.
          The 2008 Bonus Plan includes a “primary” 2008 corporate objective, which is obtaining U.S. Food and Drug Administration approval for a New Drug Application for milnacipran for Fibromyalgia Syndrome. Bonuses payable for achievement of this objective would equal 70% of the 2008 Target Bonus amounts defined below.
          The 2008 Bonus Plan also includes an “annual” 2008 corporate objective, which is completion of a major corporate event as determined by the Committee, such as an in-license or product acquisition. Bonuses payable for achievement of this objective would equal 30% of the 2008 Target Bonus (as described below).
          The 2008 Target Bonus for each of our officers covered under the 2008 Bonus Plan are as follows, with any such bonus to be calculated based on annual base salaries as of the earlier of the achievement of the relevant objective or December 31, 2008:

Officer	Target Bonus
Jay D. Kranzler	66 2/3% x annual base salary
Sabrina Martucci Johnson	35% x annual base salary
R. Michael Gendreau	25% x annual base salary
Denise Wheeler	25% x annual base salary (prorated to reflect part-time status)
Srinivas Rao	25% x annual base salary

CERTAIN TRANSACTIONS
     We have entered into an employment agreement with our Chief Executive Officer, our General Counsel, and our Chief Commercial Officer as described under the caption “Employment, Bonus and Severance Agreements.” We have also granted stock options to our directors and executive officers. See “Compensation of Directors” and “Compensation of Executive Officers.”
     We employ the services of Dr. Judy Gendreau as a consultant and for the year ended December 31, 2007, we paid her an aggregate of $224,925 for her services. Dr. Judy Gendreau is the wife of Dr. Michael Gendreau, our Chief Medical Officer.
     In June 2004, we implemented the Cypress Bioscience, Inc. Severance Benefit Plan, which provides severance benefits to certain eligible officers and our eligible outside directors. The Severance Benefit Plan is described in further detail under the Section “Employment, Bonus and Severance Agreements.”
     On January 25, 2008, our Compensation Committee approved a Bonus Plan for the officers of the Company for the year 2008. The Bonus Plan was adopted to provide an outcome-based annual cash incentive to the officers of the Company. Payments under the Bonus Plan, if any, are contingent upon the Company’s achievement of certain corporate objectives and the relevant officers’ continued employment with us on the date of payment.
     Our bylaws provide that we will indemnify our directors and executive officers and may indemnify our other officers, employees and other agents to the fullest extent permitted by Delaware law. We are also empowered under our bylaws to enter into indemnification contracts with our directors and officers and to purchase insurance on behalf of any person who we are required or permitted to indemnify. We currently maintain directors’ and officers’ insurance coverage.
     Dr. Tollefson, a former member of our board, accepted the position of CEO of Orexigen Therapeutics, Inc. in April 2005. We entered into an agreement with Orexigen in January 2005 with respect to the in-license of certain patents. Under this agreement we have paid Orexigen an aggregate of $1.5 million. Due to potential conflicts of interest related to his role as the Chief Executive Officer of Orexigen Therapeutics, Inc. Dr. Tollefson resigned from our Board of Directors, effective February 2007, and agreed to serve as a consultant to us concurrently with his resignation from our Board.
     Our Audit Committee reviews and approves all related party transactions as required by Nasdaq rules.

HOUSEHOLDING OF PROXY MATERIALS
     The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
     This year, a number of brokers with account holders who are Cypress stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Cypress Bioscience, Inc., Attention: Investor Relations, 4350 Executive Drive, Suite 325, San Diego, California 92121 or contact Investor Relations via telephone at (858) 452-2323. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.
OTHER MATTERS
     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Denise L. Wheeler
General Counsel
May 5, 2008
          A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2007 is available without charge upon written request to: Corporate Secretary, Cypress Bioscience, Inc., 4350 Executive Drive, Suite 325, San Diego, California 92121.

CYPRESS BIOSCIENCE, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2008
               The undersigned hereby appoints Jay D. Kranzler, Denise Wheeler and Sabrina Martucci Johnson, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Cypress Bioscience, Inc. (the “Company”) which the undersigned may be entitled to vote at the 2008 Annual Meeting of Stockholders of the Company to be held at the principal executive offices of the Company, 4350 Executive Drive, Suite 325, San Diego, California 92121 on Monday, June 9, 2008 at 8:30 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
               UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.
(Continued and to be Signed and Dated on the Reverse Side)

Please date, sign and mail your proxy card in the envelope provided as soon as possible!
2008 Annual Meeting of Stockholders
CYPRESS BIOSCIENCE, INC.
June 9, 2008
ê Please Detach and Mail in the Envelope Provided ê

Please mark your
☒	votes as in this example.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.
PROPOSAL 1: To elect three directors to hold office until the 2011 Annual Meeting of Stockholders.

☐		☐
	FOR all nominees listed below (except as marked to the contrary below).		WITHHOLD AUTHORITY to vote for all nominees listed below.

Nominees:	Jon W. McGarity Jean-Pierre Millon
Amir Kalali
To withhold authority to vote for any nominee, write such nominee’s name below:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.
PROPOSAL 2: To ratify the selection of Ernst & Young LLP by the Audit Committee of the Company’s Board of Directors as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008.

☐		☐		☐
	FOR		AGAINST		ABSTAIN
(Continued and to be dated and signed on other side)

Dated
SIGNATURE(S)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.